4Q15/FY15 Earnings Release	Page 1 of 4

FOR IMMEDIATE RELEASE

CONTACT:	Investor Relations
John Eldridge
(206) 272-6571
j.eldridge@f5.com

Public Relations
Nathan Misner
(206) 272-7494
n.misner@f5.com

F5 Networks Announces Fourth Quarter and Fiscal 2015 Results
SEATTLE, WA - October 28, 2015 - F5 Networks, Inc. (NASDAQ: FFIV) today announced revenue of $501.3 million for the fourth quarter of fiscal year 2015, up 4 percent from $483.6 million in the prior quarter and 8 percent from $465.3 million in the fourth quarter of fiscal year 2014. For fiscal year 2015, revenue was $1.92 billion, up 11 percent from $1.73 billion last year.
GAAP net income for the fourth quarter was $97.0 million ($1.36 per diluted share) compared to $93.2 million ($1.29 per diluted share) in the third quarter of 2015 and $94.0 million ($1.26 per diluted share) in the fourth quarter a year ago. GAAP net income for the year was $365.0 million ($5.03 per diluted share) versus $311.2 million ($4.09 per diluted share) in fiscal year 2014.
Excluding the impact of stock-based compensation and amortization of purchased intangible assets, non-GAAP net income for the fourth quarter was $130.7 million ($1.84 per diluted share), compared to $120.2 million ($1.67 per diluted share) in the prior quarter and $116.7 million ($1.57 per diluted share) in the fourth quarter of fiscal 2014. For fiscal year 2015, non-GAAP net income was $480.3 million ($6.62 per diluted share) versus $413.0 million ($5.43 per diluted share) in fiscal year 2014.
A reconciliation of GAAP net income to non-GAAP net income is included on the attached Consolidated Statements of Operations.
“Against the backdrop of a volatile macro-economy, F5 achieved a year of solid growth and profitability,” said Manny Rivelo, F5 president and chief executive officer. “With a Q4 revenue run-rate above two billion dollars, record annual revenue and gross margins contributed to a 17 percent increase in GAAP net income for the year. From a regional perspective, the United States and EMEA were the strongest performers, with solid year over year revenue growth in Q4, offset by weakness in Latin America, Canada and Japan.
“During the quarter, software sales continued to grow as a percentage of our product mix, reflecting incremental demand for our Virtual Editions and Good-Better-Best bundles and a steady ramp in sales of our Cloud-based Silverline SaaS offerings and our other subscription services. These trends validate our success in meeting the growing need for hybrid solutions that can be deployed and centrally managed on-premise and in the Cloud, and we expect to see them continue throughout fiscal 2016.

4Q15/FY15 Earnings Release	Page 2 of 4

“In addition, we believe our planned product rollouts and new sales initiatives, combined with the strength of partner relationships such as our recently announced partnership with FireEye will continue to expand our addressable market and drive products sales over the course of the year. However, we expect their combined effect to be gradual and weighted toward the back half of the year.
“For the past several years, we have experienced a seasonally slower first quarter, followed by a steady ramp in sales through the end of the fiscal year. In addition, we are factoring in a measure of continued uncertainty in the macro environment in shaping our outlook for Q1 of fiscal 2016.
For the first quarter of fiscal 2016, ending December 31, the company has set a revenue target of $480 million to $490 million with a GAAP earnings target of $1.13 to $1.16 per diluted share. Excluding stock-based compensation expense and amortization of purchased intangible assets, the company’s non-GAAP earnings target is $1.58 to $1.61 per diluted share.
A reconciliation of the company’s expected GAAP and non-GAAP earnings is provided in the following table:

	Three months ended
	December 31, 2015

Reconciliation of Expected Non-GAAP First Quarter Earnings	Low	High
Net income	$79.8	$82.0
Stock-based compensation expense	$39.0	$39.0
Amortization of purchased intangible assets	$3.4	$3.4
Tax effects related to above items	$(10.7)	$(10.7)
Non-GAAP net income excluding stock-based compensation expense and amortization of purchased intangible assets	$111.5	$113.7
Net income per share - diluted	$1.13	$1.16
Non-GAAP net income per share - diluted	$1.58	$1.61
Analyst/Investor Meeting
F5 will hold a meeting for analysts and investors at the New York Hilton Midtown, from 8:00 a.m. to 12:30 p.m. Eastern Time on Thursday, November 12, 2015.
For more information and to register online, please visit: https://f5.com/about-us/events/f5-networks-analyst-and-investor-meeting-2015
The meeting will also be webcast live, beginning November 12th at 8:00 a.m. ET, and an archived version will be available through January 20, 2016. The link for the live webcast and the archived version is https://f5.com/about-us/investor-relations.
About F5 Networks
F5 (NASDAQ: FFIV) provides solutions for an application world. F5 helps organizations seamlessly scale cloud, data center, telecommunications, and software defined networking (SDN) deployments to successfully deliver applications and services to anyone, anywhere, at any time. F5 solutions broaden the reach of IT through an open, extensible framework and a rich partner ecosystem of leading technology and orchestration vendors. This approach lets customers pursue the infrastructure model that best fits their needs over time. The world’s largest businesses, service providers, government entities, and consumer brands rely on F5 to stay ahead of cloud, security, and mobility trends. For more information, go to f5.com.
You can also follow @f5networks on Twitter or visit us on LinkedIn and Facebook for more information about F5, its partners, and technologies.

4Q15/FY15 Earnings Release	Page 3 of 4

Forward Looking Statements
This press release contains forward-looking statements including, among other things, statements regarding the continuing strength and momentum of F5's business, future financial performance, sequential growth, projected revenues including target revenue and earnings ranges, income, earnings per share, share amount and share price assumptions, demand for application delivery networking, application delivery services, security, virtualization and diameter products, expectations regarding future services and products, expectations regarding future customers, markets and the benefits of products, and other statements that are not historical facts and which are forward-looking statements. These forward-looking statements are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors. Such forward-looking statements involve risks and uncertainties, as well as assumptions and other factors that, if they do not fully materialize or prove correct, could cause the actual results, performance or achievements of the company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to: customer acceptance of our new traffic management, security, application delivery, optimization, diameter and virtualization offerings; the timely development, introduction and acceptance of additional new products and features by F5 or its competitors; competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors into F5’s markets, and new product and marketing initiatives by our competitors; increased sales discounts; uncertain global economic conditions which may result in reduced customer demand for our products and services and changes in customer payment patterns; global economic conditions and uncertainties in the geopolitical environment; overall information technology spending; litigation involving patents, intellectual property, shareholder and other matters, and governmental investigations; natural catastrophic events; a pandemic or epidemic; F5's ability to sustain, develop and effectively utilize distribution relationships; F5's ability to attract, train and retain qualified product development, marketing, sales, professional services and customer support personnel; F5's ability to expand in international markets; the unpredictability of F5's sales cycle; F5’s share repurchase program; future prices of F5's common stock; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission, including our most recent reports on Form 10-K and Form 10-Q and current reports on Form 8-K that we may file from time to time, which could cause actual results to vary from expectations. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in F5’s most recent reports on Forms 10-Q and 10-K as each may be amended from time to time. All forward-looking statements in this press release are based on information available as of the date hereof and qualified in their entirety by this cautionary statement. F5 assumes no obligation to revise or update these forward-looking statements.

4Q15/FY15 Earnings Release	Page 4 of 4

GAAP to non-GAAP Reconciliation
F5’s management evaluates and makes operating decisions using various operating measures. These measures are generally based on the revenues of its products, services operations and certain costs of those operations, such as cost of revenues, research and development, sales and marketing and general and administrative expenses. One such measure is net income excluding stock-based compensation, amortization of purchased intangible assets and acquisition-related charges, net of taxes, which is a non-GAAP financial measure under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. This measure consists of GAAP net income excluding, as applicable, stock-based compensation, amortization of purchased intangible assets and acquisition-related charges. This measure of non-GAAP net income is adjusted by the amount of additional taxes or tax benefit that the company would accrue if it used non-GAAP results instead of GAAP results to calculate the company’s tax liability. Stock-based compensation is a non-cash expense that F5 has accounted for since July 1, 2005 in accordance with the fair value recognition provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 Compensation—Stock Compensation (“FASB ASC Topic 718”). Amortization of intangible assets is a non-cash expense. Investors should note that the use of intangible assets contribute to revenues earned during the periods presented and will contribute to revenues in future periods. Acquisition-related expenses consist of professional services fees incurred in connection with acquisitions.
Management believes that non-GAAP net income per share provides useful supplemental information to management and investors regarding the performance of the company’s core business operations and facilitates comparisons to the company’s historical operating results. Although F5’s management finds this non-GAAP measure to be useful in evaluating the performance of the core business, management’s reliance on this measure is limited because items excluded from such measures could have a material effect on F5’s earnings and earnings per share calculated in accordance with GAAP. Therefore, F5’s management will use its non-GAAP earnings and earnings per share measures, in conjunction with GAAP earnings and earnings per share measures, to address these limitations when evaluating the performance of the company’s core business. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures in accordance with GAAP.
F5 believes that presenting its non-GAAP measure of earnings and earnings per share provides investors with an additional tool for evaluating the performance of the company’s core business and which management uses in its own evaluation of the company’s performance. Investors are encouraged to look at GAAP results as the best measure of financial performance. However, while the GAAP results are more complete, the company provides investors this supplemental measure since, with reconciliation to GAAP, it may provide additional insight into the company’s operational performance and financial results.
For reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure, please see the section in our Consolidated Statements of Operations entitled “Non-GAAP Financial Measures.”
# # # #

F5 Networks, Inc.
Consolidated Balance Sheets
(unaudited, in thousands)

	September 30,	September 30,
	2015	2014
ASSETS
Current assets
Cash and cash equivalents	$390,460	$281,502
Short-term investments	383,882	363,877
Accounts receivable, net of allowances of $1,979 and $4,958	279,434	242,242
Inventories	33,717	24,471
Deferred tax assets	50,128	42,290
Other current assets	50,519	44,466
Total current assets	1,188,140	998,848
Property and equipment, net	95,909	66,791
Long-term investments	397,656	482,917
Deferred tax assets	6,492	4,434
Goodwill	555,965	556,957
Other assets, net	68,128	75,003
Total assets	$2,312,290	$2,184,950
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$50,814	$43,772
Accrued liabilities	130,401	108,772
Deferred revenue	573,908	484,437
Total current liabilities	755,123	636,981
Other long-term liabilities	30,136	22,718
Deferred revenue, long-term	209,402	152,312
Deferred tax liabilities	901	3,629
Total long-term liabilities	240,439	178,659
Commitments and contingencies
Shareholders’ equity
Preferred stock, no par value; 10,000 shares authorized, no shares outstanding	—	—
Common stock, no par value; 200,000 shares authorized, 70,138 and 73,390 shares issued and outstanding	10,159	15,753
Accumulated other comprehensive loss	(15,288)	(9,584)
Retained earnings	1,321,857	1,363,141
Total shareholders’ equity	1,316,728	1,369,310
Total liabilities and shareholders’ equity	$2,312,290	$2,184,950

F5 Networks, Inc.
Consolidated Statements of Operations
(unaudited, in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Net revenues
Products	$257,719	$255,461	$991,539	$936,130
Services	243,582	209,805	928,284	795,916
Total	501,301	465,266	1,919,823	1,732,046
Cost of net revenues (1)(2)
Products	44,505	43,351	174,225	158,788
Services	40,153	38,601	158,036	151,171
Total	84,658	81,952	332,261	309,959
Gross profit	416,643	383,314	1,587,562	1,422,087
Operating expenses (1)(2)
Sales and marketing	151,653	143,284	602,540	558,284
Research and development	77,665	65,401	296,583	263,792
General and administrative	39,726	27,148	135,540	106,454
Total	269,044	235,833	1,034,663	928,530
Income from operations	147,599	147,481	552,899	493,557
Other income, net	1,865	2,323	8,445	3,785
Income before income taxes	149,464	149,804	561,344	497,342
Provision for income taxes	52,427	55,783	196,330	186,159
Net income	$97,037	$94,021	$365,014	$311,183

Net income per share — basic	$1.37	$1.27	$5.07	$4.13
Weighted average shares — basic	70,679	73,817	71,944	75,395

Net income per share — diluted	$1.36	$1.26	$5.03	$4.09
Weighted average shares — diluted	71,098	74,366	72,547	76,092

Non-GAAP Financial Measures
Net income as reported	$97,037	$94,021	$365,014	$311,183
Stock-based compensation expense (3)	41,634	25,159	145,553	127,156
Amortization of purchased intangible assets	3,409	3,147	13,231	9,488
Tax effects related to above items	(11,414)	(5,585)	(43,461)	(34,859)
Net income excluding stock-based compensation and amortization of purchased intangible assets (non-GAAP) - diluted	$130,666	$116,742	$480,337	$412,968

Net income per share excluding stock-based compensation and amortization of purchased intangible assets (non-GAAP) - diluted	$1.84	$1.57	$6.62	$5.43

Weighted average shares - diluted	71,098	74,366	72,547	76,092

(1) Includes stock-based compensation as follows:
Cost of net revenues	$3,723	$2,591	$14,220	$13,985
Sales and marketing	13,992	9,521	56,754	50,091
Research and development	11,629	9,029	46,129	43,633
General and administrative	12,290	4,018	28,450	19,447
	$41,634	$25,159	$145,553	$127,156

(2) Includes amortization of purchased intangible assets as follows:
Cost of net revenues	$2,682	$2,651	$10,650	$7,890
Sales and marketing	487	496	1,946	1,598
General and administrative	240	—	635	—
	$3,409	$3,147	$13,231	$9,488

(3)    Stock-based compensation is accounted for in accordance with the fair value recognition provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation – Stock Compensation (“FASB ASC Topic 718”)

F5 Networks, Inc.
Consolidated Statements of Cash Flows
(unaudited, in thousands)

	Years Ended
	September 30,
	2015	2014
Operating activities
Net income	$365,014	$311,183
Adjustments to reconcile net income to net cash provided by operating activities:
Realized loss (gain) on disposition of assets and investments	282	(195)
Stock-based compensation	145,553	127,156
Provisions for doubtful accounts and sales returns	1,488	2,870
Depreciation and amortization	52,583	46,121
Deferred income taxes	(12,571)	(3,090)
Changes in operating assets and liabilities, net of amounts acquired:
Accounts receivable	(38,680)	(40,895)
Inventories	(9,246)	(5,445)
Other current assets	(6,533)	(9,828)
Other assets	569	(2,502)
Accounts payable and accrued liabilities	39,521	18,339
Deferred revenue	146,561	105,278
Net cash provided by operating activities	684,541	548,992
Investing activities
Purchases of investments	(609,875)	(515,737)
Maturities of investments	461,327	523,983
Sales of investments	205,292	214,493
(Increase) decrease in restricted cash	(357)	59
Acquisition of intangible assets	(6,779)	—
Acquisition of businesses, net of cash acquired	—	(49,439)
Purchases of property and equipment	(60,307)	(22,718)
Net cash (used in) provided by investing activities	(10,699)	150,641
Financing activities
Excess tax benefit from stock-based compensation	9,517	10,283
Proceeds from the exercise of stock options and purchases of stock under employee stock purchase plan	40,439	35,299
Repurchase of common stock	(606,858)	(650,542)
Net cash used in financing activities	(556,902)	(604,960)
Net increase in cash and cash equivalents	116,940	94,673
Effect of exchange rate changes on cash and cash equivalents	(7,982)	(2,864)
Cash and cash equivalents, beginning of year	281,502	189,693
Cash and cash equivalents, end of year	$390,460	$281,502